UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 28, 2006
(Date of earliest event reported)

NATHAN'S FAMOUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Old Country Road, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code	(516) 338-8500

N/A

(Former name or former address, if changed since last report.)

Item 8.01. Other Events.

On February 28, 2006, PAT Franchise Systems, Inc. (“PFSI”) and NF Treachers Corp. (“NFTC”), a wholly-owned subsidiary of the Registrant, entered into an Asset Purchase Agreement pursuant to which NFTC purchased and PFSI sold all of the intellectual property that is associated with the “Arthur Treacher’s” brand, concept and franchise system, worldwide, including but not limited to the “Arthur Treacher’s” name, trademarks, service marks, copyrights, patents, trade secrets and all other intellectual property whatsoever associated with the “Arthur Treacher’s” fish and chips concept (the “Acquired Assets”).

Pursuant to, and simultaneously with the closing of, the Asset Purchase Agreement, NFTC entered into a license agreement pursuant to which NFTC licensed to PFSI the right to use the Acquired Assets in certain limited geographic regions.

A copy of the Asset Purchase Agreement is attached as exhibit 99.1 hereto and a copy of the License Agreement is attached as exhibit 99.2 hereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
99.1	Asset Purchase Agreement dated as of February 28, 2006 between PAT Franchise Systems, Inc. and NF Treachers Corp.
99.2	License Agreement dated as of February 28, 2006 between PAT Franchise Systems, Inc. and NF Treachers Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATHAN'S FAMOUS, INC.

Date: March 2, 2006	By:	/s/ RONALD DEVOS

Name: Ronald DeVos Title: Vice-President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)